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                                                                     Exhibit k.3
                                                                     -----------

                         WESTERN ASSET PREMIER BOND FUND

                 -----------------------------------------------

                            AUCTION AGENCY AGREEMENT

                           dated as of [      ], 2002

                                   Relating to

                     Taxable Auction Market Preferred Shares

                              Series M and Series W

                                       of

                         WESTERN ASSET PREMIER BOND FUND

                 ----------------------------------------------

                      DEUTSCHE BANK TRUST COMPANY AMERICAS
                                as Auction Agent

                            AUCTION AGENCY AGREEMENT

          This Auction Agency Agreement (this "Agreement"), dated as of [_______], 2002, is by and between Western Asset Premier Bond Fund (the "Trust") and Deutsche Bank Trust Company Americas ("Deutsche Bank Trust Company"), a New York banking corporation.

          The Trust proposes to issue an aggregate of [ ] preferred shares, no par value per share, liquidation preference $25,000 per share, designated as Taxable Auction Market Preferred Shares, Series M and Series W (collectively, the "AMPS"), pursuant to the Amended Bylaws (as defined below).

          The Trust desires that Deutsche Bank Trust Company perform certain duties as agent in connection with each Auction (as defined below), and as the transfer agent, registrar, dividend paying agent and redemption agent with respect to the AMPS (in all such capacities, the "Auction Agent"), upon the terms and conditions of this Agreement, and the Trust hereby appoints Deutsche Bank Trust Company as said Auction Agent.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Trust and the Auction Agent agree as follows:

1.   DEFINITIONS AND RULES OF CONSTRUCTION.

          1.1 Terms Defined By Reference to the Amended Bylaws.

          Capitalized terms not defined herein shall have the respective meanings specified in the Amended Bylaws.

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          1.2 Terms Defined Herein.

          As used herein and in the Settlement Procedures, the following terms shall have the following meanings, unless the context otherwise requires:

               (a) "Agent Member" of any Person shall mean the member of, or participant in, the Securities Depository that will act on behalf of a Bidder.

               (b) "Agreement" shall mean the Agreement relating to one or more series of AMPS.

               (c) "Amended Bylaws" shall mean the Bylaws of the Trust, as amended by Amendment No. 1 to the Bylaws relating to the AMPS, as the same may be further amended, supplemented or modified from time to time.

               (d) "AMPS" shall mean the preferred shares, no par value per share, of the Trust designated as its "Taxable Auction Market Preferred Shares" and bearing such further designation as to series as the Board of Trustees of the Trust or any committee thereof shall specify.

               (e) "Auction" shall have the meaning specified in Section 2.1 hereof.

               (f) "Auction Procedures" shall mean the auction procedures included in Part II of Section 12.1 of the Amended Bylaws.

               (g) "Authorized Officer" of the Auction Agent shall mean each Managing Director, Vice President, Assistant Vice President or Associate of the Auction Agent assigned to its Corporate Trust and Agency Services and every other Person designated as an "Authorized Officer" for purposes hereof in a communication to the Trust.

               (h) "Broker-Dealer Agreement" shall mean each agreement between the Auction Agent and a Broker-Dealer substantially in the form attached hereto as Exhibit A.

               (i) "Settlement Procedures" shall mean the Settlement Procedures attached hereto as Exhibit B.

               (j) "Trust Officer" shall mean the Chairman and Chief Executive Officer, the President, each Vice President (whether or not designated by a number or word or words added before or after the title "Vice President"), the Secretary, the Treasurer, each Assistant Vice President, each Assistant Secretary and each Assistant Treasurer of the Trust and every other officer or employee of the Trust designated as a "Trust Officer" for purposes hereof in a communication to the Auction Agent.

          1.3 Rules of Construction.

          Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of the Agreement:

               (a) Words importing the singular number shall include the plural number and vice versa.

               (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of the Agreement nor shall they affect its meaning, construction or effect.

               (c) The words "hereof", "herein", "hereto" and other words of similar import refer to the Agreement as a whole.

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               (d) All references herein to a particular time of day shall be to
New York City time.

2. THE AUCTION.

          2.1 Purpose; Incorporation by Reference of Auction Procedures and Settlement Procedures.

               (a) The Board of Trustees of the Trust has adopted a resolution appointing Deutsche Bank Trust Company as Auction Agent for purposes of the Auction Procedures. The Auction Agent hereby accepts such appointment and agrees that, on each Auction Date, it shall follow the procedures set forth in this
Section 2 and the Auction Procedures for the purpose of determining the Applicable Rate for any Subsequent Rate Period of any series of AMPS for which the Applicable Rate is to be determined by auction. Each periodic operation of such procedures is hereinafter referred to as an "Auction."

               (b) All of the provisions contained in the Auction Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part hereof to the same extent as if such provisions were fully set forth herein.

          2.2 Preparation for Each Auction; Maintenance of Registry of Beneficial Owners.

               (a) Not later than seven days prior to the first Auction Date for the first series of AMPS subject to an Auction, the Trust shall provide the Auction Agent with a list of the Broker-Dealers. Not later than seven days prior to any Auction Date for any series of AMPS for which any change in such list of Broker-Dealers is to be effective, the Trust will notify the Auction Agent in writing of such change and, if any such change involves the addition of a Broker-Dealer to such list, shall cause to be delivered to the Auction Agent for execution by the Auction Agent a Broker-Dealer Agreement signed by such Broker-Dealer. The Auction Agent and the Trust shall have entered into a Broker-Dealer Agreement with each Broker-Dealer prior to the participation of any such Broker-Dealer in any Auction.

               (b) In the event that any Auction Date for any series of AMPS shall be changed after the Auction Agent shall have given the notice referred to in paragraph (a) of the Settlement Procedures, or after the notice referred to in Section 2.3 hereof, if applicable, the Auction Agent, by such means as the Auction Agent deems practicable, shall give notice of such change to the Broker-Dealers for such series not later than the earlier of 9:15 A.M. on the new Auction Date or 9:15 A.M. on the old Auction Date.

               (c) (i) The Auction Agent shall maintain a current registry of the beneficial owners of the AMPS of each series who shall constitute Existing Holders of AMPS of such series for purposes of Auctions and shall indicate thereon the identity of the respective Broker-Dealer of each Existing Holder, if any, on whose behalf such Broker-Dealer submitted the most recent Order in any Auction which resulted in such Existing Holder continuing to hold or purchasing AMPS of such series. The Auction Agent shall keep such registry current and accurate based on the information provided to it from time to time by the Broker-Dealer. The Trust shall use commercially reasonable efforts to provide or cause to be provided to the Auction Agent at or prior to the Date of Original Issue of the AMPS of each series a list of the initial Existing Holders of the shares of each such series of AMPS, the number of shares purchased by each such Existing Holder and the respective Broker-Dealer of each such Existing Holder or the affiliate thereof through which each such Existing Holder purchased such shares. The Auction Agent may rely upon, as conclusive evidence of the identities of the Existing Holders of AMPS of any series (A) such list, (B) the results of Auctions, (C) notices from any Broker-Dealer as described in the first sentence of Section 2.2(c)(iii) hereof and (D) the results of any procedures approved by both the Trust and the Auction Agent that have been devised for the purpose of determining the identities of Existing Holders in situations where AMPS may have been transferred without compliance with any restriction on the transfer thereof set forth in the Auction Procedures.

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               (ii)  In the event of any partial redemption of any series of
AMPS, the Auction Agent shall, at least two Business Days prior to the next Auction for such series, request the Securities Depository of each Existing Holder of AMPS of such series to disclose to the Auction Agent (upon selection by the Securities Depository of the Existing Holders whose share are to be redeemed) the number of AMPS of such series, if any, of such Existing Holder which are subject to such redemption, provided the Auction Agent has been furnished, at least three Business Days prior to such Auction, with the name and telephone number of a person or department at the Agent Member from which it shall request such information. In the absence of receiving any such information with respect to an Existing Holder, from such Existing Holder's Agent Member of otherwise, the Auction Agent may continue to treat such Existing Holder as the beneficial owner of the number of AMPS of such series shown in the Auction Agent's registry.

               (iii) The Auction Agent shall be required to register a transfer of AMPS of any series from an Existing Holder of such AMPS only if such transfer is to another Existing Holder, or to another Person if permitted by the Trust, and only if such transfer is made (A) pursuant to an Auction, (B) if such transfer is made other than pursuant to an Auction, the Auction Agent has been notified in writing (I) in a notice substantially in the form of Exhibit B to the Broker-Dealer Agreements by a Broker-Dealer of such transfer or (II) in a notice substantially in the form of Exhibit C to the Broker-Dealer Agreements by the Broker-Dealer of any Existing Holder, or other Person if permitted by the Trust, that purchased or sold such AMPS in an Auction of the failure of such AMPS to be transferred as a result of such Auction or (C) pursuant to procedures approved by both the Trust and the Auction Agent that have been devised for the purpose of determining the identities of Existing Holders in situations where AMPS may have been transferred without compliance with any restriction on the transfer thereof set forth in the Auction Procedures. The Auction Agent is not required to accept any such notice for an Auction unless it is received by the Auction Agent by 3:30 P.M. on the Business Day preceding such Auction. The Auction Agent shall rescind a transfer made on the registry of the Existing Holders of any Preferred Shares if the Auction Agent has been notified in writing by the Broker'Dealer of any Person that (i) purchase any AMPS and the seller failed to deliver such shares or (ii) sold any AMPS and the purchaser failed to make payment to such Person upon delivery to the purchaser of such shares.

               (d) The Auction Agent may request the Broker-Dealers, as set forth in the Broker-Dealer Agreements, to provide the Auction Agent with a list of Persons who such Broker-Dealer believes should be Existing Holders based upon inquiries of those Persons such Broker-Dealer believes are Beneficial Owners as a result of the most recent Auction and with respect to each such Person, the number of shares of such series of AMPS such Broker-Dealer believes to be owned by such Person. The Auction Agent shall keep confidential such registry of Existing Holders and shall not disclose the identities of the Existing Holders of such AMPS to any Person other than the Trust and the Broker-Dealer that provided such information; provided, however, that the Auction Agent reserves the right and is authorized to disclose any such information if (a) it is ordered to do so by a court of competent jurisdiction or a regulatory body, judicial or quasi-judicial agency or authority having the authority to compel such disclosure, (b) it is advised by its legal counsel that its failure to do so would be unlawful or (c) failure to do so would expose the Auction Agent to loss, liability, claim, damage or expense for which it has not received indemnity or security satisfactory to it.

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          2.3 Auction Schedule.

          The Auction Agent shall conduct Auctions in accordance with the schedule set forth below. Such schedule may be changed by the Auction Agent with the consent of the Trust, which consent shall not be unreasonably withheld. The Auction Agent shall give written notice of any such change to each Broker-Dealer. Such notice shall be given prior to the close of business on the Business Day next preceding the first Auction Date on which any such change shall be effective.

Time                                             Event
----                                             -----

By 9:30 A.M.                      Auction Agent advises the Trust and
                                  Broker-Dealers of the applicable Maximum Rate and the Reference Rate(s) and Treasury Index
                                  Rate(s), as the case may be, used in
                                  determining such Maximum Rate as set forth in
                                  Section 2.7 hereof.

9:30 A.M. - 1:30 P.M.             Auction Agent assembles information
                                  communicated to it by Broker-Dealers as
                                  provided in Paragraph 1(a) of the Auction
                                  Procedures. Submission Deadline is 1:30 P.M.

Not earlier than 1:30 P.M.        Auction Agent makes determinations pursuant to
                                  Section 3(b) of the Auction Procedures.

By approximately 3:30 P.M.        Auction Agent advises Trust of results of the
                                  Auction as provided in Paragraph 3(b) of the Auction Procedures.

                                  Submitted Bids and Submitted Sell Orders are accepted and rejected and AMPS allocated as provided in Paragraph 4 of the Auction Procedures. Auction Agent gives notice of Auction results as set forth in Paragraph 2.4 hereof.

The Auction Agent shall follow the notification procedures set forth in paragraph (a) of the Settlement Procedures.

          2.4 Notice of Auction Results.

          The Auction Agent will advise each Broker-Dealer who submitted a Bid or Sell Order in an Auction whether such Bid or Sell Order was accepted or rejected in whole or in part and of the Applicable Rate for the next Dividend Period for the related AMPS by telephone or through its Auction Processing System as set forth in paragraph (a) of the Settlement Procedures.

          2.5 Broker-Dealers.

               (a) Not later than 12:00 Noon on each Auction Date for any series of AMPS, the Trust shall pay to the Auction Agent an amount in cash equal to the aggregate fees payable to the Broker-Dealers for such series pursuant to Section
2.6 of the Broker-Dealer Agreements for such series. The Auction Agent shall apply such moneys as set forth in Section 2.6 of each such Broker-Dealer Agreement.

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            (b) The Trust shall obtain the consent of the Auction Agent prior to selecting any Person to act as a Broker-Dealer, which consent shall not be unreasonably withheld. The Trust may designate an Affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated to act as a Broker-Dealer.

            (c) The Auction Agent shall terminate any Broker-Dealer Agreement as set forth therein if so directed by the Trust, provided that at least one Broker-Dealer Agreement would be in effect for each series of AMPS after such termination.

            (d) Subject to the Auction Agent's having consented to the selection of the relevant Broker-Dealer pursuant to Section 2.5(b) hereof, the Auction Agent shall from time to time enter into such Broker-Dealer Agreements with one or more Broker-Dealers as the Trust shall request, and shall enter into such schedules to any such Broker-Dealer Agreements as the Trust shall request, which schedules, among other things, shall set forth the series of AMPS to which such Broker-Dealer Agreement relates.

     2.6 Special Rate Periods.

     The provisions contained in Paragraph 3 of Part I of Section 12.1 of the Amended Bylaws concerning Special Rate Periods and the notification of a Special Rate Period will be followed by the Trust and, to the extent applicable, the Auction Agent, and the provisions contained therein are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

     2.7 Determination of Maximum Rate.

            (a) (i) On each Auction Date, the Auction Agent shall determine the initial dividend rate and the Maximum Rate. If any "AA" Financial Composite Commercial Paper Rate, Treasury Index Rate or Reference Rate, as the case may be, is not quoted on an interest or bond equivalent, as the case may be, basis, the Auction Agent shall convert the quoted rate to the interest or bond equivalent thereof as set forth in the definition of such rate in the Amended Bylaws if the rate obtained by the Auction Agent is quoted on a discount basis, or if such rate is quoted on a basis other than an interest or bond equivalent or discount basis the Auction Agent shall convert the quoted rate to an interest or bond equivalent rate after consultation with the Trust as to the method of such conversion.

            (i) If any "AA" Financial Composite Commercial Paper Rate is to be based on rates supplied by Commercial Paper Dealers and one or more of the Commercial Paper Dealers shall not provide a quotation for the determination of such "AA" Financial Composite Commercial Paper Rate, the Auction Agent shall immediately notify the Trust so that the Trust can determine whether to select a substitute Commercial Paper Dealer or substitute Commercial Paper Dealers to provide the quotation or quotations not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers. The Trust shall promptly advise the Auction Agent of any such selection.

            (ii) If any Treasury Index Rate is to be based on rates supplied by U.S. Government Securities Dealers and one or more of the U.S. Government Securities Dealers shall not provide a quotation for the determination of such Treasury Index Rate, the Auction Agent shall immediately notify the Trust so that the Trust can determine whether to select a substitute U.S. Government Securities Dealer or substitute U.S. Government Securities Dealers to provide the quotation or quotations not being supplied by any U.S. Government Securities Dealer or U.S. Government Securities Dealers. The Trust shall promptly advise the Auction Agent of any such selection.

     2.8 Ownership of Shares of AMPS.

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     The Trust shall notify the Auction Agent if the Trust or, to the knowledge of the Trust, any affiliate of the Trust acquires any AMPS of any series. Neither the Trust nor any affiliate of the Trust shall submit any Order in any Auction for AMPS, except as set forth in the next sentence. Any Broker-Dealer that is an affiliate of the Trust may submit Orders in Auctions, but only if such Orders are not for its own account. For purposes of this Section 2.8, a Broker-Dealer shall not be deemed to be an affiliate of the Trust solely because one or more of the directors or executive officers of such Broker-Dealer or of any Person controlled by, in control of or under common control with such Broker-Dealer is also a director of the Trust. The Auction Agent shall have no duty or liability with respect to enforcement of this Section 2.8.

     2.9 Access to and Maintenance of Auction Records.

     The Auction Agent shall afford to the Trust, its agents, independent public accountants and counsel and the Broker-Dealers access at reasonable times during normal business hours to review and make extracts or copies of all books, records, documents and other information concerning the conduct and results of Auctions (at no cost to the Auction Agent), provided that any such agent, accountant, counsel or Broker-Dealer shall furnish the Auction Agent with a letter from the Trust requesting that the Auction Agent afford such person access. The Auction Agent shall maintain records relating to any Auction for a period of four years after such Auction, and such records shall, in reasonable detail, accurately and fairly reflect the actions taken by the Auction Agent hereunder.

3. THE AUCTION AGENT AS DIVIDEND AND REDEMPTION PRICE DISBURSING AGENT.

     The Auction Agent, as dividend and redemption price disbursing agent, shall pay to the Holders of AMPS of any series (i) on each Dividend Payment Date for such series, dividends on the AMPS of such series, (ii) on any date fixed for redemption of AMPS of any series, the Redemption Price of any shares of such series called for redemption and (iii) any Late Charge related to any payment of dividends or Redemption Price, in each case after receipt of the necessary funds from the Trust with which to pay such dividends, Redemption Price or Late Charge. The amount of dividends for any Rate Period for any series of AMPS to be paid by the Auction Agent to the Holders of such shares of such series will be determined by the Trust as set forth in Paragraph 1 of Part I of Section 12.1 of the Amended Bylaws with respect to such series. The Redemption Price of any shares to be paid by the Auction Agent to the Holders will be determined by the Trust as set forth in Paragraph 8 of Part I of Section 12.1 of the Amended Bylaws with respect to such series. The Trust shall notify the Auction Agent in writing of a decision to redeem shares of any series of AMPS at least five days prior to the date a notice of redemption is required to be mailed to the Holders of the shares to be redeemed by Paragraph 8(c) of Part I of Section 12.1 of the Amended Bylaws. Such notice by the Trust to the Auction Agent shall contain the information required by Paragraph 8(c) of Part I of Section 12.1 of the Amended Bylaws to be stated in the notice of redemption required to be mailed by the Trust to such Holders.

4. THE AUCTION AGENT AS TRANSFER AGENT AND REGISTRAR.

     4.1 Issue of Stock or Shares Certificates.

     Upon the Date of Original Issue of each series of AMPS, one or more certificates representing all of the shares of such series issued on such date shall be issued by the Trust and, at the request of the Trust, registered in the name of Cede & Co., as nominee of the Securities Depository, and countersigned by the Auction Agent.

     4.2 Registration of Transfer of Shares.

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     Shares of each series of AMPS shall be registered solely in the name of the
Securities Depository or its nominee.

     4.3 Removal of Legend on Restricted Shares.

     All requests for removal of legends on AMPS of any series indicating restrictions on transfer shall be accompanied by an opinion of counsel stating that such legends may be removed and such shares freely transferred free of the restrictions described in such legend, such opinion to be delivered under cover of a letter from a Trust Officer authorizing the Auction Agent to remove the legend on the basis of said opinion.

     4.4 Lost Stock or Share Certificates.

     The Auction Agent shall issue and register replacement certificates for certificates represented to have been lost, stolen or destroyed upon the fulfillment of such requirements as shall be deemed appropriate by the Trust and the Auction Agent, subject at all times to provisions of law, the Amended Bylaws of the Trust governing such matters and resolutions adopted by the Trust with respect to lost securities. The Auction Agent may issue new certificates at the expense of the Trust in exchange for and upon the cancellation of mutilated certificates. Any request by the Trust to the Auction Agent to issue a replacement or new certificate pursuant to this Section 4.4 shall be deemed to be a representation and warranty by the Trust to the Auction Agent that such issuance will comply with such provisions of law and the Amended Bylaws and resolutions of the Board of Trustees.

     4.5 Disposition of Cancelled Certificates; Record Retention.

     The Auction Agent shall retain all stock or share certificates which have been cancelled in transfer or exchange and all accompanying documentation in accordance with applicable rules and regulations of the Securities and Exchange Commission for at least six calendar years. The Trust shall also undertake to furnish to the Securities and Exchange Commission, upon demand, at either the principal office or at any regional office, complete, correct and current hard copies of any and all such records. The Auction Agent, upon written request from the Trust, shall afford to the Trust, its agents and counsel access at reasonable times during normal business hours to review and make extracts or copies of such certificates and accompanying documentation. Upon the expiration of this six-year period, the Auction Agent shall deliver to the Trust the canceled certificates and accompanying documentation.

     4.6 Stock or Record Books.

     For so long as the Auction Agent is acting as the transfer agent for any series of AMPS pursuant to the Agreement, it shall maintain a stock or record book containing a list of the Holders of the AMPS of each such series. In case of any request or demand for the inspection of the stock or record books of the Trust or any other books in the possession of the Auction Agent, the Auction Agent will notify the Trust and secure instructions as to permitting or refusing such inspection. The Auction Agent reserves the right, however, to exhibit the stock or record books or other books to any Person if (a) it is ordered to do so by a court of competent jurisdiction or a regulatory body, judicial or quasi-judicial agency or authority having the authority to compel such disclosure, (b) it is advised by its counsel that its failure to do so would be unlawful or (c) failure to do so would expose the Auction Agent to loss, liability, claim, damage or expense for which it has not received indemnity or security satisfactory to it.

     4.7 Return of Funds.

     Any funds deposited with the Auction Agent hereunder by the Trust for any reason, including but not limited to redemption of AMPS of any series, that remain unpaid after ninety days shall be repaid to the Trust upon the written request of the Trust.

5. REPRESENTATIONS AND WARRANTIES.

     5.1 Representations and Warranties of the Trust.

     The Trust represents and warrants to the Auction Agent that:

          (a) the Trust is duly organized and existing business trust in good standing under the laws of the State of its incorporation or organization and has full corporate power or all requisite power to execute and deliver the Agreement and to authorize, create and issue the AMPS of each series, and the AMPS of each series when issued, will be duly authorized, validly issued, fully paid and nonassessable;

          (b) the Agreement has been duly and validly authorized, executed and delivered by the Trust and constitutes the legal, valid and binding obligation of the Trust;

          (c) the form of the certificate evidencing the AMPS of each series complies or will comply with all applicable laws of the State of its incorporation or organization;

          (d) when issued, the AMPS of each series will have been duly registered under the Securities Act of 1933, as amended, and no further action by or before any governmental body or authority of the United States or of any state thereof is required in connection with the execution and delivery of the Agreement or will have been required in connection with the issuance of AMPS of each series;

          (e) the execution and delivery of the Agreement and the issuance and delivery of the AMPS of each series do not and will not conflict with, violate or result in a breach of, the terms, conditions or provisions of, or constitute a default under, the Agreement and Declaration of Trust (as amended by one or more Amendments) or the Amended Bylaws of the Trust, any law or regulation, any order or decree of any court or public authority having jurisdiction, or any mortgage, indenture, contract, agreement or undertaking to which the Trust is a party or by which it is bound the effect of which conflict, violation, default or breach would be material to the Trust or the Trust and its subsidiaries taken as a whole.

     5.2 Representations and Warranties of the Auction Agent.

     The Auction Agent represents and warrants to the Trust that:

               (i) the Auction Agent is duly organized and is validly existing as a banking corporation in good standing under the laws of the State of New York and has the corporate power to enter into and perform its obligations under this Agreement; and

               (ii) this Agreement has been duly and validly authorized, executed and delivered by the Auction Agent and constitutes the legal, valid and binding obligation of the Auction Agent, enforceable against the Auction Agent in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

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6. THE AUCTION AGENT.

     6.1 Duties and Responsibilities.

          (a) The Auction Agent is acting solely as agent for the Trust hereunder and owes no fiduciary duties to any Person, other than the Trust, by reason of the Agreement.

          (b) The Auction Agent undertakes to perform such duties and only such duties as are specifically set forth in the Agreement, and no implied covenants or obligations shall be read into the Agreement against the Auction Agent.

          (c) In the absence of bad faith or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered, or omitted by it or for any error of judgment made by it in the performance of its duties under the Agreement.

     6.2 Rights of the Auction Agent.

          (a) The Auction Agent may rely upon and shall be fully protected in acting or refraining from acting upon any communication authorized hereby and upon any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document believed in good faith by it to be genuine. The Auction Agent shall not be liable for acting upon any telephone communication authorized hereby which the Auction Agent believes in good faith to have been given by the Trust or by a Broker-Dealer. The Auction Agent may record telephone communications with the Trust or with the Broker-Dealers or with both.

          (b) The Auction Agent may consult with counsel of its choice and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reasonable reliance thereon.

          (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

          (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys.

     6.3 Auction Agent's Disclaimer

     The Auction Agent makes no representation as to and shall have no liability with respect to the correctness of the recitals in, the validity with respect to parties other than the Auction Agent, or the adequacy of this Agreement, the Broker-Dealer Agreements or the AMPS of any series, or any Official Statement or other offering material used in connection with the offer and sale of the AMPS or otherwise.

     6.4 Compensation, Expenses and Indemnification.

          (a) The Trust shall pay the Auction Agent from time to time reasonable compensation for all services rendered by it under the Agreement and the Broker-Dealer Agreements as shall be set forth in a separate writing signed by the Trust and the Auction Agent, subject to adjustments if the AMPS no longer are held of record by the Securities Depository or its nominee or if there shall be such other change as shall increase or decrease materially the Auction Agent's obligations hereunder or under the Broker-Dealer Agreements.

               (b) The Trust shall reimburse the Auction Agent upon its request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Auction Agent in accordance with any provision of the Agreement and the Broker-Dealer Agreements (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any expense or disbursement attributable to its negligence or bad faith.

               (c) The Trust shall indemnify the Auction Agent for and hold it harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Auction Agent, arising out of or in connection with its agency under the Agreement and the Broker-Dealer Agreements, including the costs and expenses of defending itself against any such claim or liability in connection with its exercise or performance of any of its duties hereunder and thereunder, except such as may result from its negligence or bad faith.

7. MISCELLANEOUS.

          7.1 Term of Agreement.

               (a) Unless the AMPS are no longer outstanding, the term of the Agreement is unlimited unless it shall be terminated as provided in this Section
7.1. The Trust may terminate the Agreement at any time by so notifying the Auction Agent, provided that, if any AMPS are outstanding, the Trust has entered into an agreement with substantially the same terms as this Agreement with a successor auction agent. The Auction Agent may terminate the Agreement upon prior written notice to the Trust on the date specified in such notice, which date shall be no earlier than 60 days after the date of delivery of such notice or 30 days if the Auction Agent has not been paid.

               (b) Except as otherwise provided in this paragraph (b), the respective rights and duties of the Trust and the Auction Agent under the Agreement with respect to any series of AMPS shall cease upon termination of the Agreement with respect to such series. The Trust's representations, warranties, covenants and obligations to the Auction Agent under Section 5 hereof shall survive the termination of the Agreement with respect to any series of AMPS. The Auction Agent's covenants and obligations to the Trust under Section 7.8 hereof shall survive the termination of this Agreement. Upon termination of the Agreement with respect to any series of AMPS, the Auction Agent shall, at the Trust's request, promptly deliver to the Trust copies of all books and records maintained by it with respect to AMPS in connection with its duties hereunder. Upon termination of the Agreement, the Auction Agent shall (i) resign as Auction Agent under the Broker-Dealer Agreements, (ii) at the Trust's request, deliver promptly to the Trust copies of all books and records maintained by it in connection with its duties hereunder, and (iii) at the request of the Trust, transfer promptly to the Trust or to any successor auction agent any funds deposited by the Trust with the Auction Agent pursuant to this Agreement which have not been distributed previously by the Auction Agent in accordance with the Agreement.

          7.2 Communications.

          Except for (i) communications authorized to be by telephone pursuant to the Agreement or the Auction Procedures and (ii) communications in connection with Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party, addressed to it, at its address or telecopy number set forth below:

If to the Trust:                    Western Asset Premier Bond Fund
                                    117 East Colorado Blvd.
                                    Pasadena, CA  91105

                                    Attention:  Ilene Harker
                                    Telecopier No.: 626-844-9410
                                    Telephone No.: 626-844-9810

If to the Auction Agent:            Deutsche Bank Trust Company Americas
                                    Corporate Trust and Agency Services
                                    100 Plaza One, 6/th/ Floor
                                    Jersey City, NJ  07311
                                    Attention:  Auction Rate Group
                                    Telecopier No.: 201-593-6447
                                    Telephone No.: 201-593-6878

          or such other address or telecopy number as such party hereafter may specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of the Trust by a Trust Officer and on behalf of the Auction Agent by telephone (confirmed by telecopy or in writing) by an Authorized Officer.

          7.3 Entire Agreement.

          The Agreement contains the entire agreement between the parties relating to, and superseding any prior agreement between the parties relating to, the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or implied, between the parties relating to the subject matter hereof except for agreements relating to the compensation of the Auction Agent.

          7.4 Benefits.

          Nothing herein, express or implied, shall give to any Person, other than the Trust, the Auction Agent and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim hereunder.

          7.5 Amendment; Waiver.

               (a) The Agreement shall not be deemed or construed to be modified, amended, rescinded, cancelled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged.

               (b) Failure of either party hereto to exercise any right or remedy hereunder in the event of a breach hereof by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

          7.6 Successors and Assigns.

          The Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and assigns of each of the Trust and the Auction Agent. The Agreement may not be assigned by either party hereto absent the prior written consent of the other party, which consent shall not be unreasonably withheld.

          7.7 Severability.

          If any clause, provision or section hereof shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof.

          7.8  Disclosure of Information; Regulatory Compliance.

          The Auction Agent agrees that it will not disclose or use any "non-public personal information" about the Trust's shareholders other than such uses or disclosures as are permitted by Regulation S-P under Section 504 of the Gramm-Leach Biley Act ("Regulation S-P"). "Nonpublic personal information" about a shareholder shall mean: (i) personally identifiable financial information;
(ii) any list, description, or other grouping of consumers that is derived from using any personally identifiable information that is not publicly available; and (iii) any other information that a Customer or the Transfer Agent is prohibited from using or disclosing pursuant to Regulation S-P. The Auction Agent also agrees to comply with all federal and state anti-money laundering laws applicable to such party, including, to the extent applicable, the USA PATRIOT Act of 2001 and any implementing rules, regulations and authoritative guidelines of any applicable regulatory agency thereunder.

          7.9  Governing Law.

          The Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          7.10 Execution in Counterparts.

          The Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

          7.11 Limitation of Liability.

          The Trust's Agreement and Declaration of Trust is on file with the Secretary of State of The Commonwealth of Massachusetts. This Agreement is executed on behalf of the Trust by the Trust's officers as officers and not individually and the obligations imposed upon the Trust by this Agreement are not binding upon any of the Trust's Trustees, officers or shareholders individually but are binding only upon the assets and property of the Trust.

                                          WESTERN ASSET PREMIER BOND FUND


                                          By: __________________________________
                                              Name
                                              Title

                                          DEUTSCHE BANK TRUST COMPANY AMERICAS


                                          By: __________________________________
                                              Name
                                              Title

                                                                       EXHIBIT A

================================================================================


                         FORM OF BROKER-DEALER AGREEMENT

                                      among

                      DEUTSCHE BANK TRUST COMPANY AMERICAS
                                as Auction Agent

                               [               _]
                                as Broker-Dealer

                            Dated as of [    ], 2002

                                   Relating to

                     TAXABLE AUCTION MARKET PREFERRED SHARES
                              SERIES M and SERIES W
                                       of
                         WESTERN ASSET PREMIER BOND FUND

================================================================================

          BROKER-DEALER AGREEMENT dated as of [     ], 2002 (this "Agreement"),
among (i) Deutsche Bank Trust Company Americas, a New York banking corporation, as auction agent (the "Auction Agent") (not in its individual capacity but solely as agent of Western Asset Premier Bond Fund, a Massachusetts business trust (the "Trust")) pursuant to authority granted to it in the Auction Agency Agreement and (ii) the Broker-Dealer whose name appears on the signature page hereof, as Broker-Dealer (together with its successors and assigns as such hereinafter referred to as "BD").

          The Trust intends to issue two series of Taxable Auction Market Preferred Shares, no par value per share, liquidation preference $25,000 per share, designated Series M and Series W. The shares of each series of AMPS (as defined below) shall be issued in book-entry form through the facilities of the Securities Depository. References to "Shares of AMPS" or "AMPS" in this Agreement shall refer only to the beneficial interests in the AMPS unless the context otherwise requires.

          The Auction Procedures require the participation of a Broker-Dealer.

          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Auction Agent, the Trust and BD agree as follows:

8. Definitions and Rules of Construction

          8.1 Terms Defined by Amended Bylaws of the Trust. Capitalized terms not defined herein shall have the respective meanings specified in the Amended Bylaws.

          8.2 Terms Defined Herein. As used herein and in the Settlement Procedures, the following terms shall have the following meanings, unless the context otherwise requires:

               (a) "Agent Member" of any Person shall mean the member of, or participant in, the Securities Depository that will act on behalf of a Bidder.

               (b) "Amended Bylaws" shall mean the Bylaws of the Trust, as amended by Amendment No. 1 to the Bylaws relating to the AMPS, as the same may be amended, supplemented or modified from time to time.

               (c) "AMPS" shall mean the preferred shares, no par value per share, of the Trust designated as its "Taxable Auction Market Preferred Shares" and bearing such further designation as to series as the Board of Trustees, as the case may be, of the Trust or any committee thereof shall specify.

               (d) "Auction" shall have the meaning specified in Section 2.1 hereof.

               (e) "Auction Agency Agreement" shall mean the Auction Agency Agreement dated as of [_______], 2002 between the Auction Agent and the Trust.

               (f) "Auction Procedures" shall mean the auction procedures included in Part II of Section 12.1 of the Amended Bylaws.

               (g) "Authorized Officer" of the Auction Agent shall mean each Managing Director, Vice President, Assistant Vice President or Associate of the Auction Agent assigned to its Corporate Trust and Agency Services and every Person designated as an "Authorized Officer" for purposes hereof in a communication to the Trust.

                (h) "Settlement Procedures" shall mean the Settlement Procedures attached to the Auction Agency Agreement as Exhibit B.

                (i) "Trust Officer" shall mean the Chairman and Chief Executive Officer, the President, each Vice President (whether or not designated by a number or word or words added before or after the title "Vice President"), the Secretary, the Treasurer, each Assistant Vice President, each Assistant Secretary and each Assistant Treasurer of the Trust and every other officer or employee of the Trust designated as a "Trust Officer" for purposes hereof in a notice to the Auction Agent.

         8.3 Rules of Construction. Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

                (a) Words importing the singular number shall include the plural number and vice versa.

                (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

                (c) The words "hereof," "herein," "hereto," and other words of similar import refer to this Agreement as a whole.

                (d) All references herein to a particular time of day shall be to New York City time.

                (e) This Agreement shall apply separately but equally to all series of AMPS that may be issued. Section 1 and 2 hereof shall be read in conjunction with the Amended Bylaws and in the event of any conflict with the Amended Bylaws, the Amended Bylaws shall take precedence.

         8.4 Warranties of a Broker Dealer. A Broker-Dealer (or "BD") hereby represents and warrants that this Agreement has been duly authorized, executed and delivered by BD and that, assuming the due authorization, execution and delivery hereof by the Auction Agent, this Agreement constitutes a valid and binding agreement of BD, enforceable against it in accordance with its terms. BD's representations and warranties in this Section 1.4 shall survive the termination of this Agreement.

9.  The Auctions.

         9.1 Purpose; Incorporation by Reference of Auction Procedures and Settlement Procedures.

                (a) On each Auction Date, the provisions of the Auction Procedures will be followed by the Auction Agent for the purpose of determining the Applicable Rate for the AMPS for the next Dividend Period. Each periodic implementation of such procedures is hereinafter referred to as an "Auction."

                (b) All of the provisions contained in the Auction Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were fully set forth herein.

                (c) BD agrees to act as, and assumes the obligations of and limitations and restrictions placed upon, a Broker-Dealer under this Agreement. BD understands that other persons meeting the requirements specified in the definition of "Broker-Dealer" contained in the Amended Bylaws may execute a Broker-Dealer Agreement and participate as Broker-Dealers in Auctions.

                (d) BD acknowledges and agrees that each provision of the Auction Procedures that requires BD to perform an obligation or procedure is hereby incorporated herein by reference and that this Agreement shall constitute the Trust's instruction, and BD hereby agrees, to perform such obligations and procedures without further request by or instructions from the Trust.

                (e) BD may participate in Auctions for its own account.

      9.2 Preparation for Each Auction.

                (a) Not later than 9:30 a.m. on each Auction Date, the Auction Agent shall advise BD by telephone or other electronic means, to be confirmed in writing by the Auction Agent, of the Maximum Rate, Reference Rate(s) and Treasury Index Rate(s).

                (b) BD shall cause the Maximum Rate to be communicated as promptly as practicable to its customers who hold or may be interested in acquiring AMPS.

                (c) If required by applicable law, or requested by the Auction Agent, BD shall provide a list of Existing Holders based upon inquiries of those Persons such Broker-Dealer believes are Beneficial Owners as a result of the most recent Auction to the Auction Agent promptly after any date so requested by the Auction Agent. The Auction Agent shall keep confidential any such information, including information received as to the identity of Bidders in any Auction, and shall not disclose any such information so provided to any Person other than the other party hereto, provided that the Auction Agent each reserves the right to disclose any such information if (a) it is ordered to do so by a court of competent jurisdiction or a regulatory, judicial or quasi-judicial agency, (b) it is advised by its counsel that its failure to do so would be unlawful or (c) failure to do so would expose the Auction Agent to loss, liability, claim, damage or expense for which it has not received indemnity satisfactory to it.

                (d) BD agrees to maintain a list of customers relating to a series of AMPS and to use its best efforts, subject to existing laws and regulations, to contact the customers on such list whom BD believes may be interested in participating in the Auction on each Auction Date, as a Potential Holder or a Potential Beneficial Owner, for the purposes set forth in the Auction Procedures. Nothing herein shall require BD to submit an Order for any customer in any Auction.

                (e) The Auction Agent's registry of Existing Holders of shares of a series of AMPS shall be conclusive and binding on BD. BD may inquire of the Auction Agent between 3:00 P.M. on the Business Day preceding an Auction for shares of a series of AMPS and 9:30 A.M. on the Auction Date for such Auction to ascertain the number of shares of such series in respect of which the Auction Agent has determined BD to be an Existing Holder. If BD believes it is the Existing Holder of fewer shares of such series than specified by the Auction Agent in response to BD's inquiry, BD may so inform the Auction Agent of that belief. BD shall not, in its capacity as Existing Holder of shares of such series, submit Orders in such Auction in respect of shares of such series covering in the aggregate more than the number of shares of such series specified by the Auction Agent in response to BD's inquiry.

      9.3 Auction Schedule; Method of Submission of Orders.

                (a) The Auction Agent shall conduct Auctions in accordance with the schedule set forth below. Such schedule may be changed at any time by the Auction Agent with the consent of the Trust, which consent shall not be unreasonably withheld. The Auction Agent shall give written notice of any such change to BD which shall have the right to review such change. Such notice shall be received one Business Day prior to the first Auction Date on which any such change shall be effective.

Time                           Event
----                           -----

By 9:30 a.m.                   Auction Agent advises the Trust and the BD of the
                               applicable Maximum Rate and the Reference Rate(s) and Treasury Index Rate(s) as set forth in
                               Section 2.2(a) hereof.

9:30 a.m. - 1:30 p.m.          Auction Agent assembles information communicated
                               to it by BD as provided in Paragraph 1(a) of the Auction Procedures. Submission Deadline is 1:30 p.m.

Not earlier than               Auction Agent makes determinations pursuant to
1:30 p.m.                      Paragraph 3(a) of the Auction Procedures.

By approximately               Auction Agent advises the Trust of results of
3:30 p.m.                      Auction as provided in Paragraph 3(b) of the
                               Auction Procedures. Submitted Bids and Submitted
                               Sell Orders are accepted and rejected in whole or in part and AMPS are allocated as provided in Paragraph 4 of the Auction Procedures. Auction
                               Agent gives notice of Auction results as set forth in Section 2.4(a) hereof.

                (b) BD may designate one or more individuals in its organization who will coordinate its procedures in connection with Auctions and purchases and sales of shares of any series of AMPS.

                (c) BD agrees to handle its customers' orders in accordance with its duties under applicable securities laws and rules.

                (d) To the extent that pursuant to Paragraph [4] of the Auction Procedures of the Trust, BD continues to hold, sells or purchases a number of shares that is fewer than the number of shares in an Order submitted by BD to the Auction Agent in which BD designated itself as an Existing Holder or Potential Holder in respect of customer Orders, BD shall make appropriate pro rata allocations among its customers for which it submitted Orders of similar tenor. If as a result of such allocations, any Beneficial Owner would be entitled or required to sell, or any Beneficial Owner would be entitled or required to purchase, a fraction of a Share of AMPS on any Auction Date, BD shall, in such manner as it shall determine in its sole discretion, round up or down the number of AMPS to be purchased or sold on such Auction Date by any Beneficial Owner or Potential Beneficial Owner on whose behalf BD submitted an Order so that the number of shares so purchased or sold by each such Beneficial Owner or Potential Beneficial Owner on such Auction Date shall be whole shares.

                (e) BD shall submit Orders to the Auction Agent in writing in substantially the form attached hereto as Exhibit A. BD shall submit separate Orders to the Auction Agent for each Potential Holder or Existing Holder on whose behalf BD is submitting an Order and shall not net or aggregate the Orders of Potential Holders or Existing Holders on whose behalf BD is submitting Orders.

                (f) BD shall deliver to the Auction Agent (i) a written notice, substantially in the form attached hereto as Exhibit B, of transfers of AMPS made through BD by an Existing Holder to another

Person other than pursuant to an Auction and (ii) a written notice, substantially in the form attached hereto as Exhibit C, of the failure of any AMPS to be transferred to or by any Person that purchased or sold AMPS through BD pursuant to an Auction. The Auction Agent is not required to accept any notice delivered pursuant to the terms of the foregoing sentence with respect to an Auction unless it is received by the Auction Agent by 3:30 p.m. on the Business Day next preceding the applicable Auction Date.

      9.4 Notices.

              (a) On each Auction Date, the Auction Agent shall notify BD by telephone or facsimile (or other electronic means acceptable to both parties) of the results of the Auction as set forth in paragraph (a) of the Settlement Procedures. By approximately 11:30 A.M. on the Business Day next succeeding such Auction Date, the Auction Agent shall notify BD in writing of the disposition of all Orders submitted by BD in the Auction held on such Auction Date.

              (b) BD shall notify each Existing Holder or Potential Holder on whose behalf BD has submitted an Order as set forth in paragraph (b) of the Settlement Procedures and take such other action as is required of BD pursuant to the Settlement Procedures.

      9.5 Notification of Dividend.

              The provisions contained in Paragraph 3 of Part I of Section 12.1 of the Amended Bylaws concerning the notification of a Special Rate Period will be followed by the Auction Agent and BD, and the provisions contained therein are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

      9.6 Service Charge to Be Paid to BD.

              (a) No later than 12:00 noon on each Dividend Payment Date, the Auction Agent after each Auction will pay a service charge from funds provided by the Trust to each Broker-Dealer on the basis of the purchase price of AMPS placed by such Broker-Dealer at such Auction. The service charge shall be (i) in the case of any Auction Date immediately preceding a Dividend Period of less than one year, the product of (A) a fraction the numerator of which is the number of days in such Dividend Period (calculated by counting the date of original issue of such shares to but excluding the next succeeding dividend payment date of such shares) and the denominator of which is 360, times (B) 1/4 of 1%, times (C) $25,000 times (D) the sum of the aggregate number of shares of outstanding AMPS for which the Auction is conducted and (ii) in the case of any Special Dividend Period the amount determined by mutual consent of the Trust and any such Broker-Dealers and shall be based upon a selling concession that would be applicable to an underwriting of fixed or variable rate AMPS with a similar final maturity or variable rate dividend period, respectively, at the commencement of the Dividend Period with respect to such Auction.

              (b) If the Trust determines to change the rate at which the service charge payable to BD pursuant to Section 2.6(a) accrues, the Trust shall mail to the Auction Agent a notice thereof within two Business Days of such change. Any change in such service charge shall be effective on the Auction Date next succeeding the Auction Agent's receipt of notice of such change.

      9.7 Settlement.

              (a) If any Existing Holder selling AMPS in an Auction fails to deliver such AMPS (by authorized book-entry), the BD of any Person that was to have purchased AMPS in such Auction may deliver to such Person a number of Shares of AMPS that is less than the number of Shares of AMPS that otherwise were to be purchased by such Person. In such event, the number of Shares of AMPS to be so delivered shall be determined by BD. Delivery of such lesser number of Shares of AMPS shall constitute good delivery. Upon the occurrence of any such failure to deliver Shares of AMPS, BD shall deliver to the Auction Agent the notice required by Section 2.3(f)(ii) hereof. Notwithstanding the foregoing provisions of this Section 2.7(a), any delivery or non-delivery of AMPS which represents any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the terms of Section 2.3(f) hereof. The Auction Agent shall have no duty or liability with respect to enforcement of this
Section 2.7(a).

              (b) Neither the Auction Agent nor the Trust shall have any responsibility or liability with respect to the failure of an Existing Holder, a Potential Holder or an Agent Member or any of them to deliver AMPS or to pay for AMPS sold or purchased pursuant to the Auction Procedures or otherwise.

              (c) Notwithstanding any provision of the Auction Procedures or the Settlement Procedures to the contrary, in the event BD is an Existing Holder with respect to shares of a series of AMPS and the Auction procedures provide that BD shall be deemed to have submitted a Sell Order in an Auction with respect to such shares if BD fails to submit an Order in that Auction with respect to such shares, BD shall have no liability to any Person for failing to sell such shares pursuant to such a deemed Sell Order if (i) such shares were transferred by the beneficial owner thereof without notification of such transfer in compliance with the Auction Procedures or (ii) BD has indicated to the Auction Agent pursuant to Section 2.2(e) of this Agreement that, according to BD's records, BD is not the Existing Holder of such shares.

              (d) Notwithstanding any provision of the Auction Procedures or the Settlement Procedures to the contrary, in the event an Existing Holder or Beneficial Owner of shares of a series of AMPS with respect to whom a Broker-Dealer submitted a Bid to the Auction Agent for such shares that was accepted in whole or in part, or submitted or is deemed to have submitted a Sell Order for such shares that was accepted in whole or in part, fails to instruct its Agent Member to deliver such shares against payment therefore, partial deliveries of AMPS that have been made in respect of Potential Holders' or Potential Beneficial Owners' Submitted Bids for shares of such series that have been accepted in whole or in part shall constitute good delivery to such Potential Holders and Potential Beneficial Owners.

10. The Auction Agent

       10.1   Duties and Responsibilities.

              (a) The Auction Agent is acting solely as agent for the Trust hereunder and owes no duties, fiduciary or otherwise, to any other Person by reason of this Agreement.

              (b) The Auction Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement, the Auction Procedures or the Settlement Procedures against the Auction Agent.

              (c) In the absence of bad faith or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered, or omitted by it or for any error of judgment made by it in the performance of its duties under this Agreement.

       10.2   Rights of the Auction Agent.

               (a) The Auction Agent may rely upon and shall be fully protected in acting or refraining from acting upon any communication authorized by this Agreement and upon any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document reasonably believed by it to be genuine. The Auction Agent shall not be liable for acting upon any communication authorized by this Agreement (including, but not limited to, any made by telephone, telecopier or other means of electronic communication acceptable to the parties hereto) which the Auction Agent reasonably believes in good faith to have been given by the Trust or by BD. The Auction Agent may record telephone communications with BD.

               (b) The Auction Agent may consult with counsel of its own choice, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

               (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

               (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys.

        10.3 Auction Agent's Disclaimer. The Auction Agent makes no representation as to and shall have no liability with respect to the correctness of the recitals in, the validity with respect to parties other than the Auction Agent, or the adequacy of this Agreement, the Broker-Dealer Agreements or the AMPS, or any Official Statement or other offering material used in connection with the offer and sale of the AMPS or otherwise.

11. Miscellaneous

        11.1   Termination.

               (a) Any party may terminate this Agreement at any time upon five
(5) days written notice to the other parties, which notice may be given by facsimile as provided in Section 4.3 hereof. This Agreement shall automatically terminate upon the redemption of all outstanding AMPS or upon termination of the Auction Agency Agreement.

               (b) BD represents that it (or if BD does not act as Agent Member, one of its affiliates) shall make all dividend payments on the AMPS available in same-day funds on each Dividend Payment Date to customers that use BD or affiliate as Agent Member.

        11.2 Agent Member. BD is, and shall remain for the term of this Agreement, a member of, or participant in, the Securities Depository (or an affiliate of such a member or participant).

        11.3 Communications. Except for (i) communications authorized to be made by telephone pursuant to this Agreement or the Auction Procedures and (ii) communications in connection with the Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (for the purposes of this Agreement, telecopy or other means of electronic communication acceptable to the parties shall be deemed to be in writing) and shall be given to such party, addressed to it, at its address, telecopy number set forth below and, where appropriate reference the particular Auction to which such notice relates:

If to BD,
addressed:

                          Attention:  ________________
                          Telephone No.: _____________
                          Facsimile No.: _____________

If to the Auction         Deutsche Bank Trust Company Americas
Agent, addressed:         Corporate Trust and Agency Services
                          100 Plaza One, 6/th/ Floor
                          Jersey City, NJ 07311
                          Attention: Auction Rate Group
                          Telephone No.: 201-593-6447
                          Facsimile No.: 201-593-6878

If to the Trust,
Addressed:                Western Asset Premier Bond Fund
                          117 East Colorado Blvd.
                          Pasadena, CA 91105

                          Attention: Ilene Harker
                          Telephone No.: 626-844-9410
                          Facsimile No.: 626-844-9810

or such other address or facsimile number as such party may hereafter specify for such purpose by notice to the other parties. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of BD by a BD Officer, on behalf of the Auction Agent by an Authorized Officer and on behalf of the Trust by a Trust Officer. Telephone communications may be recorded.

          11.4 Entire Agreement. This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or implied, between the parties relating to the subject matter hereof.

          11.5 Benefits. Nothing in this Agreement, express or implied, shall give to any person, other than the Trust, which is a third-party beneficiary of this Agreement, the Auction Agent, and the BD and their respective successors and permitted assigns, any benefit of any legal or equitable right, remedy or claim under this Agreement.

          11.6 Amendment; Waiver.

               (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, cancelled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of each of the parties hereto and with the prior written consent of the Trust, such consent not to be unreasonably withheld.

               (b) Failure of any party to this Agreement to exercise any right or remedy hereunder in the event of a breach of this Agreement by any other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

          11.7 Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of each of the parties hereto. This Agreement may not be assigned by any party hereto absent the prior written consent of the other parties.

          11.8 Severability. If any clause, provision or section of this Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any remaining clause, provision or section hereof.

          11.9 Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

          11.10 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW, OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF NEW YORK).

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                       DEUTSCHE BANK TRUST COMPANY AMERICAS
                                          as Auction Agent

                                       By:________________________
                                          Name:
                                          Title:

                                       [                     ]
                                          as Broker-Dealer

                                       By:________________________
                                          Name:
                                          Title:

                                                                       Exhibit A
                                                                To BROKER-DEALER
                                                                       AGREEMENT

                                AUCTION BID FORM

                   (Submit only one Order on this Order Form)
                         WESTERN ASSET PREMIER BOND FUND
                Taxable Auction Market Preferred Shares ("AMPS")

         To:      [_______________]                Date of Auction _____________
                                                   Series of AMPS (indicate by
                                                   Number Designation)

                                                   -------

The undersigned Broker-Dealer submits the following Order on behalf of the Bidder listed below:

                  Name of Bidder: __________________________________

                  Bidder placed the Order listed below covering the number of shares indicated

                  (complete only one blank):

                  _________________ number of Shares of AMPS now held by

                  Bidder (an Existing Holder), and the Order is a (check one):

                  [_]   Hold Order; or

                  [_]   Bid at a rate of ____%; or

                  [_]   Sell Order;

- or -

                  _________________ number of Shares of AMPS not now held

                  by Bidder (a Potential Holder), and the Order is

                  a Bid at a rate of ______%

Notes:

(1)  If submitting more than one Bid for one Bidder, use additional Order Forms.
(2) If one or more Bids covering in the aggregate more than the outstanding number of Shares of AMPS held by any Existing Holder are submitted, such Bids shall be considered valid in the order of priority set forth in the Auction Procedures.
(3) A Hold or Sell Order may be placed only by an Existing Holder covering a number of Shares of AMPS not greater than the number of Shares of AMPS currently held by such Existing Holder.
(4) Potential Holders may make Bids only, each of which must specify a rate. If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate specified.
(5) Bids may contain no more than three figures to the right of the decimal point (.001 of 1%).
(6) An Order must be submitted in whole Shares of AMPS with an aggregate liquidation preference of $25,000.

                                Name of Broker-Dealer: _________________________

                                By: ____________________________________________

                                                                       Exhibit B
                                                                To BROKER-DEALER
                                                                       AGREEMENT

                 (To be used only for transfers made other than
                             pursuant to an Auction)

                                  TRANSFER FORM

                         WESTERN ASSET PREMIER BOND FUND
                Taxable Auction Market Preferred Shares ("AMPS")

                                Series _____ AMPS
                        (indicate by Number Designation)

We are (check one):
                  [_]   the Existing Holder named below; or

                  [_]   the Broker-Dealer for such Existing Holder; or

                  [_]   the Agent Member for such Existing Holder.

                  We hereby notify you that such Existing Holder will transfer
___ Shares of AMPS to ____________________.

                                      WESTERN ASSET PREMIER BOND FUND
--------------------------------------------------------------------------------
                                      By: _______________________________
                                           Name:
                                           Title:
________________________________________________________________________________
                                      (Name of Existing Holder)

________________________________________________________________________________
                                      (Name of Broker-Dealer)

________________________________________________________________________________
                                      (Name of Agent Member)

________________________________________________________________________________
                                      By: _______________________________
                                           Name:
                                           Title:

                                                                       Exhibit C
                                                                To BROKER-DEALER
                                                                       AGREEMENT

                    (To be used only for failures to deliver
                        AMPS sold pursuant to an Auction)

                         NOTICE OF A FAILURE TO DELIVER

                         WESTERN ASSET PREMIER BOND FUND
                Taxable Auction Market Preferred Shares ("AMPS")

                                Series _____ AMPS
                        (indicate by Number Designation)

Complete either I. or II.

I. We are a Broker-Dealer for ______________ (the "Purchaser"), which purchased ____ Shares of AMPS in the Auction held on __________________ from the seller of such AMPS.

II. We are a Broker-Dealer for _____________ (the "Seller"), which sold ____ Shares of AMPS in the Auction held on ____________________ to the purchaser of such AMPS.

We hereby notify you that (check one):

__________ the Seller failed to deliver such AMPS to the Purchaser; or

__________ the Purchaser failed to make payment to the Seller upon delivery of such AMPS.

                                          Name: _____________________________
                                                 (Name of Broker-Dealer)

--------------------------------------------------------------------------------
                                          By: _______________________________
                                               Printed Name:
                                               Title:

       Capitalized terms used in this letter, unless otherwise defined herein, shall have the meanings set forth in the Bylaws of the Trust, as amended by Amendment No. 1 to the Bylaws, and as further amended from time to time.

                                       (Name of Purchaser)

                                       By:___________________________________
                                          Name:
                                          Title:

                                       Address:______________________________

                                       ______________________________________

                                       ______________________________________

Dated:

                                                                       EXHIBIT B

                              SETTLEMENT PROCEDURES

       The following summary of Settlement Procedures sets forth the procedures expected to be followed in connection with the settlement of each Auction and will be incorporated by reference in the Auction Agency Agreement and each Broker-Dealer Agreement. Nothing contained in this Exhibit constitutes a representation by the Trust that in each Auction each party referred to herein will actually perform the procedures described herein to be performed by such party.

       (a) On each Auction Date, the Auction Agent shall notify by telephone, telecopier or other means of electronic communication acceptable to the Broker-Dealers that participated in the Auction held on such Auction Date and submitted an Order on behalf of any Beneficial Owner or Potential Beneficial Owner of:

              (i) the Applicable Rate fixed for the next succeeding Dividend Period;

              (ii) whether Sufficient Clearing Bids existed for the determination of the Applicable Rate;

              (iii) if such Broker-Dealer (a "Seller's Broker-Dealer") submitted a Bid or Sell Order on behalf of an Beneficial Owner, the number of shares, if any, of AMPS to be sold by such Beneficial Owner;

              (iv) if such Broker-Dealer (a "Buyer's Broker-Dealer") submitted a Bid on behalf of a Potential Beneficial Owner, the number of shares, if any, of AMPS to be purchased by such Potential Beneficial Owner;

              (v) if the aggregate number of AMPS to be sold by all Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid or a Sell Order exceeds the aggregate number of AMPS to be purchased by all Potential Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid, the name or names of one or more Buyer's Broker-Dealers (and the name of the Agent Member, if any, of each such Buyer's Broker-Dealer) acting for one or more purchasers of such excess number of AMPS and the number of such shares to be purchased from one or more Beneficial Owners on whose behalf such Broker-Dealer acted by one or more Potential Beneficial Owners on whose behalf each of such Buyer's Broker-Dealers acted;

              (vi) if the aggregate number of AMPS to be purchased by all Potential Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid exceeds the aggregate number of AMPS to be sold by all Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid or a Sell Order, the name or names of one or more Seller's Broker Dealers ( and the name of the Agent Member, if any, of each such Seller's Broker-Dealer) acting for one or more sellers of such excess number of AMPS and the number of such shares to be sold to one or more Potential Beneficial Owners on whose behalf such Broker-Dealer acted by one or more Beneficial Owners on whose behalf each of such Seller's Broker-Dealers acted; and

              (vii) the Auction Date of the next succeeding Auction with respect to the AMPS.

       (b) On each Auction Date, each Broker-Dealer that submitted an Order on behalf of any Beneficial Owner or Potential Beneficial Owner shall:

              (i) in the case of a Broker-Dealer that is a Buyer's Broker-Dealer, instruct each Potential Beneficial Owner on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Potential Beneficial Owner's Agent Member to pay to such Broker-Dealer (or its Agent Member) through the Securities Depository the amount necessary to purchase the number of AMPS to be purchased pursuant to such Bid against receipt of such shares and advise such Potential Beneficial Owner of the Applicable Rate for the next succeeding Dividend Period;

              (ii) in the case of a Broker-Dealer that is a Seller's Broker-Dealer, instruct each Beneficial Owner on whose behalf such Broker-Dealer submitted a Sell Order that was accepted, in whole or in part, or a Bid that was accepted, in whole or in part, to instruct such Beneficial Owner's Agent Member to deliver to such Broker-Dealer (or its Agent Member) through the Securities Depository the number of AMPS to be sold pursuant to such Order against payment therefor and advise any such Beneficial Owner that will continue to hold AMPS of the Applicable Rate for the next succeeding Dividend Period;

              (iii) advise each Beneficial Owner on whose behalf such Broker-Dealer submitted a Hold Order of the Applicable Rate for the next succeeding Dividend Period;

              (iv) advise each Beneficial Owner on whose behalf such Broker-Dealer submitted an Order of the Auction Date for the next succeeding Auction; and

              (v) advise each Potential Beneficial Owner on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the Auction Date for the next succeeding Auction.

       (c) On the basis of the information provided to it pursuant to (a) above, each Broker-Dealer that submitted a Bid or a Sell Order on behalf of a Potential Beneficial Owner or an Beneficial Owner shall, in such manner and at such time or times as in its sole discretion it may determine, allocated any funds received by it pursuant to (b)(i) above and any AMPS received by it pursuant to
(b)(ii) above among the Potential Beneficial Owners, if any, on whose behalf such Broker-Dealer submitted Bids, the Beneficial Owners, if any, on whose behalf such Broker-Dealer submitted Bids that were accepted or Sell Orders, and any Broker-Dealer or Broker-Dealers identified to it by the Auction Agent pursuant to (a)(v) or (a)(vi) above.

       (d) On each Auction Date:

              (i) each Potential Beneficial Owner and Beneficial Owner shall instruct its Agent Member as provided in (b)(i) or (ii) above, as the case may be;

              (ii) each Seller's Broker-Dealer which is not an Agent Member of the Securities Depository shall instruct its Agent Member to (A) pay through the Securities Depository to the Agent Member of the Beneficial Owner delivering shares to such Broker-Dealer pursuant to (b)(ii) above the amount necessary to purchase such shares against receipt of such shares, and (B) deliver such shares through the Securities Depository to a Buyer's Broker-Dealer (or its Agent Member) identified to such Seller's Broker-Dealer pursuant to (a)(v) above against payment therefor; and

              (iii) each Buyer's Broker-Dealer which is not an Agent Member of the Securities Depository shall instruct its Agent Member to (A) pay through the Securities Depository to a Seller's Broker-Dealer (or its Agent Member) identified pursuant to (a) (vi) above the amount necessary to purchase the shares to be purchased pursuant to (b) (i) above against receipt of such shares, and (B) deliver such shares through the Securities Depository to the Agent Member of the purchaser thereof against payment therefor.

       (e) On the day after the Auction Date:

              (i) each Bidder's Agent Member referred to in (d) (i) above shall instruct the Securities Depository to execute the transactions described in (b)(i) or (ii) above, and the Securities Depository shall execute such transactions;

              (ii) each Seller's Broker-Dealer or its Agent Member shall instruct the Securities Depository to execute the transactions described in (d)(ii) above, and the Securities Depository shall execute such transactions; and

              (iii) each Buyer's Broker-Dealer or its Agent Member shall instruct the Securities Depository to execute the transactions described in (d)(iii) above, and the Securities Depository shall execute such transactions.

       (f) If an Beneficial Owner selling AMPS in an Auction fails to deliver such shares (by authorized book-entry), a Broker-Dealer may deliver to the Potential Beneficial Owner on behalf of which it submitted a Bid that was accepted a number of whole AMPS that is less than the number of shares that otherwise was to be purchased by such Potential Beneficial Owner. In such event, the number of AMPS to be so delivered shall be determined solely by such Broker-Dealer. Delivery of such lesser number of shares shall constitute good delivery. Notwithstanding the foregoing terms of this paragraph (f), any delivery or non-delivery of shares which shall represent any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the provisions of the Auction Agent Agreement and the Broker-Dealer Agreements.